SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2004

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ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

5333 Westheimer Road
Suite 600
Houston, Texas 77056
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Item 5. Other Events.

    On June 28, 2004, the Board of Directors of ICO, Inc. approved, and the beneficial owner of greater than two-thirds of ICO, Inc.’s $6.75 Convertible Exchangeable Preferred Stock (the “Preferred Stock”) consented in writing to, an amendment to the Statement of Designations (the “Statement of Designations”) establishing the Preferred Stock. The amendment provides that, in the circumstance when the holders of the Preferred Stock are entitled as a class to designate and elect two directors to ICO, Inc.’s Board of Directors, the designation and election may be accomplished by the written consent of the holders of a majority of the Preferred Stock, as an alternative to holding a meeting of the holders of the Preferred Stock. The amendment has been filed with the Secretary of State of the State of Texas and is filed herewith as Exhibit 4.1.

    On July 7, 2004, ICO, Inc. issued a press release announcing the election of Gregory T. Barmore and Eric O. English to ICO, Inc.’s Board of Directors by the holders of depositary shares representing ICO, Inc.’s $6.75 Convertible Exchangeable Preferred Stock. Mr. Barmore and Mr. English shall serve until all dividends in arrears are paid to the holders of the depositary shares or until their successors are elected. The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit	Description
4.1	Amendment to the Statement of Designations Establishing $6.75 Convertible Exchangeable Preferred Stock
99.1	Press Release dated July 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: July 7, 2004	By:	/s/ Jon C. Biro

	Name:	Jon C. Biro
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description
4.1	Amendment to the Statement of Designations Establishing $6.75 Convertible Exchangeable Preferred Stock
99.1	Press Release dated July 7, 2004